 Joint Filer Information

Name:        David Dadante

Address:                25381 Chatworth Drive, Euclid, Ohio 44117

Designated
Filer:                        IPOF Fund

Issuer and
Ticker Symbol:        Innotrac Corporation (INOC)

Date of Event
Requiring Statement:        January 15, 2003

Signature:                /s/ David Dadante
                        David Dadante

{K0053459.1}